UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2022

Vivos Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39796	81-3224056
(State or other jurisdiction of incorporation)	(Commission File Number	(IRS Employer Identification No.)

9137 South Ridgeline Boulevard, Suite 135

Highlands Ranch, Colorado 80129

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (866) 908-4867

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VVOS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2022, Vivos Therapeutics, Inc. (the “Company”), with the unanimous approval of the Board of Directors of the Company, provided Dr. G. Dave Singh, the Company’s Chief Medical Officer (“Dr. Singh”), with notice of termination of his employment with the Company “for cause” pursuant to the terms Dr. Singh’s employment agreement with the Company, dated October 9, 2020. As such, Dr. Singh is no longer affiliated with the Company effective March 1, 2022.

As previously reported, in September 2021 Dr. Singh commenced a sabbatical from the Company to serve as an Adjunct Professor at Stanford University. Because Dr. Singh has been on sabbatical, the Company has allocated his responsibilities to other Company personnel and advisors and does not anticipate that his departure will significantly impact Company operations.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 1, 2022	VIVOS THERAPEUTICS, INC.

	By:	/s/ R. Kirk Huntsman
	Name:	R. Kirk Huntsman
	Title:	Chief Executive Officer

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